FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES


                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       AMERICAN EXPRESS CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   11-1988350
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


ONE CHRISTINA CENTER, WILMINGTON, DELAWARE                       19801
  (Address of principal executive offices)                     (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (302) 594-3350

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c), check the following box [ X ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A(d), check the following box [ ]

          Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                     Name of each exchange on which
 to be so registered                     each class is to be registered

 Step-Up Senior Notes                    New York Stock Exchange
 due August 10, 2005

          Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1. Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of Debt Securities" in the Registrant's Prospectus dated June 12, 1993 and filed with the Securities and Exchange Commission on August 5, 1993 pursuant to Rule 424(b) under the Securities Act and the material set forth in the section captioned "Description of the Notes" in the Registrant's Prospectus Supplement dated August 3, 1993 and filed with the Securities and Exchange Commission on August 5, 1993 pursuant to Rule 424(b) under the Securities Act, are incorporated herein by reference.

Item 2. Exhibits.

1. Certificate of Incorporation, as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-1 (Registration No. 2-43170), filed with the Securities and Exchange Commission on February 25, 1972.

2. By-Laws, as amended and restated as of November 24, 1980, incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K (File No. 1-6908), for the year ended December 31, 1985.

3. Form of the Registrant's Note, incorporated herein by reference to Exhibit 4(t) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-16874), filed with the Securities and Exchange Commission on September 2, 1987.

4. Debt Securities Indenture dated as of September 1, 1987, incorporated herein by reference to Exhibit 4(s) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-16874), filed with the Securities and Exchange Commission on September 2, 1987.

5. Form of Supplemental Indenture, incorporated herein by reference to Exhibit 4(cc) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-16874), filed with the Securities and Exchange Commission on September 2, 1987.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 7th day of November, 2001.

American Express Credit Corporation






By:   /s/ Jay B. Stevelman
Name: Jay B. Stevelman
Title: Vice President